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                                                                   Exhibit 21


                  EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT



               SCT Software & Resource Management Corporation

               SCT Financial Corporation

               SCT Government Systems, Inc.

               SCT Property, Inc.

               SCT Utility Systems, Inc.

               SCT International Software & Services, Inc.

               SCT International Limited

               SCT Manufacturing & Distribution Systems, Inc.

               SCT Technologies (Canada) Inc.

               Systems & Computer Technology International B.V.

               Adage Systems International (Australia) Pty. Ltd.

               Systems & Computer Technology International S.A.R.L.

               ASI Australia Holding Company